                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               MBA LICENSING CORP



     1.  The name of the corporation is MBA LICENSING CORP.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under General Corporation Law of Delaware.

     4. The total number of shares of stock which the corporation shall have authority to Issue is Fifteen million (15,000,000) shares and the par value of each of such shares is One one-thousandth of a dollar ($.00001) amounting in the aggregate to $150.00.

     5.  The name and mailing address of each incorporator is as follows:

              Laura Vitalo         Corporation Trust Center
                                   11209 Orange Street
                                   Wilmington, Delaware 19801

     The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

              Grant Gee            936 The East Mall, Suite 300
                                   Etobicoke, Ontario M9J 6J9

              Barbara Kaye Lozer   936 The East Mall, Suite 300
                                   Etobicoke, Ontario M9J 6J9

     6.  The corporation shall exist perpetually.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or pieces as may be designated from time to time by the board of defectors or in the bylaws of the
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corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except/or liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law,. or
(iv) for any transaction from which the director derived any improper personal benefit.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, end accordingly have hereunto set my hand this 24th day of October, 1995.


                                    /s/ Laura Vitalo
                                    --------------------------------------------
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                          CERTIFICATE OF AMENDMENT TO
                        CERTIFICATE OF INCORPORATION OF
                              MBA LICENSING CORP.

     MBA Licensing Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    By the unanimous consent of the Directors of MBA Licensing Corp., a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and seeking the consent of the majority of the shareholders of said Corporation to adopt such amendment to the Certificate of Incorporation, pursuant to Sections 228 and 242 of the Delaware General Corporation Law. The resolution setting forth the proposed amendments is as follows:

  ARTICLE FIRST of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

    The name of the corporation is INTERNET GAMING TECHNOLOGIES, INC.

  SECOND: that a majority of the Stockholders have given their written consent to the above amendment in lieu of a meeting in accordance with the provisions of
Section 228 of the Delaware General Corporation Law;

  THIRD: that the aforesaid amendment shall be duly adopted in accordance with the applicable Section 242 and 228 of the Delaware General Corporation Law.

  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and Secretary, this 20th day of June, 1996.

                         MBA Licensing Corp.



                         By: /s/ Daniel B. Najor
                             ---------------------------------------------------
                             Daniel B. Najor, President
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       INTERNET GAMING TECHNOLOGIES, INC.

     INTERNET GAMING TECHNOLOGIES, INC., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

  I. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 and has been consented to in writing by the Joint Written Consent of the Board of Directors and Majority Stockholder of the Corporation dated January 21, 1997, in accordance with Section 228 of the General Corporation Law of the State of Delaware.

  II. Article 1. of the Corporation's Certificate of Incorporation is amended to read in its entirety as follows:

  "1.    The name of the corporation is Virtual Gaming Technologies, Inc."

  IN WITNESS WHEREOF, the undersigned hereby duly executes this Certificate of Amendment hereby declaring and certifying under penalty of perjury that this is the act and deed of the Corporation and the facts herein stated are true, this 21st day of January, 1997.

                         INTERNET GAMING TECHNOLOGIES, INC.


                         By:/s/ Daniel B. Najor
                            ----------------------------------------------------
                            Daniel B. Najor, President